                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841, Form S-8 No. 333-02391, Form S-8 No. 333-00032, Form
S-8 No. 333-67055, Form S-8 No. 333-20229, Form S-8 No. 333-58843, Form S-8 No.
333-32140, Form S-8 No. 333-37894, Form S-8 No. 333-01528, Form S-8 No.
333-30871, Form S-8 No. 333-58845, and Form S-3 No. 333-30232) and use in the
Form 8-K/A of Vertex Interactive, Inc. of our report dated November 27, 2000 on the financial statements of Renaissance Software, Inc. as of December 31, 1999 and 1998 and for the years then ended, which statements appear in the Form 8-K/A filed with the Securities and Exchange Commission on December 4, 2000.


/s/ Margolin, Winer & Evens LLP
Garden City, NY
December 1, 2000